UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2016
Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2016, Cynthia J. Comparin was elected to serve on the board of directors (the “Board”) of Black Box Corporation (the “Company”), effective immediately. Ms. Comparin is independent as defined in the applicable listing standards of The NASDAQ Stock Market LLC. Ms. Comparin’s Board committee assignments will be determined at a later date.

Ms. Comparin is the founder and CEO of Animato Technologies Corporation, a private company providing business and technology solutions to enterprise clients. Prior to establishing Animato approximately 20 years ago, Ms. Comparin was President of Alltel’s Enterprise Network Services Division, providing consulting, integration and operations services to worldwide customers. Before Alltel, Ms. Comparin was Vice President and General Manager for Nortel’s Network Transformation Services Division, General Manager of Latin America for Recognition International, a global technology company, and was employed by EDS for ten years in various US-based and international management positions.

Ms. Comparin holds a BBA in finance from The University of Texas at Austin and has completed management programs at The Wharton School of Business and Harvard University.

Ms. Comparin will receive compensation payable to non-employee directors as summarized in Exhibit 10.17 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Black Box Corporation
Date: November 3, 2016
By: /s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)

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